Exhibit 4.37

CONTRATO DE COMPRAVENTA DE DERECHOS DE PROPIEDAD INDUSTRIAL TITULARIDAD DE SILICIO FERROSOLAR, S.L.U., DE OTORGAMIENTO DE LICENCIA DE USO Y DE PROMESA DE LICENCIA

celebrado entre

SILICIO FERROSOLAR, S.L.U.

(el "Vendedor" o “SFS”)

FERROSOLAR R&D, S.L.

(el "Comprador" o  “R&DCo”)

GRUPO FERROATLÁNTICA, S.A.U.,

("GFAT")

AURINKA PHOTOVOLTAIC GROUP, S.L.,

(“Aurinka”)

BLUE POWER CORPORATION, S.L.,

(“Blue Power”)

En Madrid, a 11 de julio de 2019

Índice

Cláusula		Página
1	Compraventa de las Patentes	6
2	Precio y forma de pago	6
3	Otorgamiento de licencia sobre las Patentes a favor de SFS	7
4	Otorgamiento de licencias de uso y explotación sobre las Patentes, la Tecnología de R&DCo y el Secreto Industrial del Vendedor y GFAT	7
5	Compromisos adicionales asumidos por las Partes	8
6	Manifestaciones y garantías de las Partes	9
7	Régimen de responsabilidad de las Partes	11
8	Procedimiento de reclamación	11
9	Confidencialidad	12
10	Notificaciones	12
11	Gastos e impuestos	13
12	Miscelánea	13
13	Cesión	14
14	Ley aplicable y jurisdicción	15
Listado de Anexos		17
Anexo 1 – Listado de Patentes objeto de transmisión		18
Anexo 2 – Descripción del Secreto Industrial del Vendedor y GFAT		23
Anexo 3 – Descripción de la Tecnología de R&DCo		26

CONTRATO DE COMPRAVENTA DE DERECHOS DE PROPIEDAD INDUSTRIAL TITULARIDAD DE SILICIO FERROSOLAR, S.L.U., DE OTORGAMIENTO DE LICENCIA DE USO Y DE PROMESA DE OTORGAMIENTO DE LICENCIA

En Madrid, a 11 de julio de 2019.

REUNIDOS

DE UNA PARTE

(1)

Dña. Clara Cerdán Molina, mayor de edad, de nacionalidad española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de la Castellana, nº 259-D- Torre Espacio, planta 49, 28046, Madrid.

Interviene en nombre y representación de la sociedad Silicio FerroSolar, S.L.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 10 de julio de 2.008, bajo el número 2.369 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 25905, folio 20, hoja M- 466968, y con Código de Identificación Fiscal B-85504884 (en adelante, indistintamente denominada el “Vendedor” o “SFS”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.700, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 25905, folio 215, sección 8, hoja M-466968.

Asimismo, interviene en nombre y representación de la sociedad Grupo FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 19 de octubre de 2007, bajo el número 3.838 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 24921, folio 24, , hoja M-448707, y con Código de Identificación Fiscal A-85255370 (“GFAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura pública de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.699, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 34508, folio 177, sección 8, hoja M-448707.

Y DE OTRA PARTE

(2)	D. Benjamín Llaneza Caruana, de nacionalidad española, mayor de edad, casado, con domicilio profesional en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 –

Rivas Vaciamadrid, Madrid, y con Documento Nacional de Identidad número 50446574-F, en vigor.

Interviene en nombre y representación de la sociedad Ferrosolar R&D, S.L., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.080 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34.796, folio 180, sección 8, hoja M-625891, y con Código de Identificación Fiscal B-87576740 (en adelante, dicha sociedad será indistintamente denominada el “Comprador” o “R&DCo”). Ostenta dicha representación, que asegura vigente, en virtud escritura otorgada el día 24 de febrero de 2017, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 527 de orden de su protocolo.

Interviene, asimismo, en nombre y representación de la sociedad Blue Power Corporation, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Madrid, D. Rafael Vallejo Zapatero, el día 20 de julio de 2015, bajo el número 1.257 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 33.763, folio 12, hoja M-607671, y con Código de Identificación Fiscal B-87339248 (“Blue Power”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura otorgada, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 2031 de orden de su protocolo.

Asimismo, interviene en nombre y representación de la sociedad Aurinka Photovoltaic Group, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa, el día 9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 28.345 , folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 (“Aurinka”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

En adelante, el Vendedor, el Comprador, GFAT, Aurinka y Blue Power serán conjuntamente denominados las “Partes” y cada una de ellas individualmente una “Parte”.

Las Partes declaran tener capacidad legal suficiente para celebrar este contrato de compraventa de derechos de propiedad industrial, por lo que

EXPONEN

(A)	Que el Vendedor es titular de las patentes que se detallan en el Anexo 1 al presente contrato (en adelante, las "Patentes”).

(B)

Que el Comprador es titular de la información confidencial y del knowhow que se describe en el Anexo 3 al presente contrato (la “Tecnología de R&DCo”), el cual se definía en el JVA (según este término se define en el Expositivo (D) siguiente) como “Aurinka Technology” y fue transmitido a su favor por Blue Power en virtud de escritura de compraventa de tecnología y cesión contractual otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza el 23 de febrero de 2017 con el número 517 de su protocolo.

(C)

Que el Vendedor y GFAT son poseedores de un conjunto de conocimientos e informaciones técnicas (know-how)  valiosas sobre productos, procedimientos de fabricación, útiles, equipos, consumibles, que no son de dominio público y que el Vendedor y GFAT necesitan seguir manteniendo como confidenciales, los cuales se detallan en el Anexo 2 al presente contrato (en adelante, dichos conocimientos e informaciones técnicas, serán conjuntamente denominadas el “Secreto Industrial del Vendedor y GFAT”).

(D)

Que, con fecha 20 de diciembre de 2016, Grupo FerroAtlántica, S.A.U., SFS, FerroAtlántica, S.A.U., Blue Power Corporation, S.L. y Aurinka suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el “JVA”).

(E)

Que Grupo FerroAtlántica, S.A.U., SFS, FerroAtlántica, S.A.U., Blue Power Corporation, S.L., Aurinka, FerroAtlántica Participaciones, S.L.U., R&DCo, S.L. y Ferrosolar OpCo Group, S.L. (“OpCo”) han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el “Contrato de Transacción”).

(F)

Que, como consecuencia de la decisión de resolver y extinguir el JVA, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra la transmisión a favor del Comprador de  las  Patentes descritas en el Anexo 1  y, siempre que se cumplan una serie de condiciones, el otorgamiento de una licencia de uso sobre la Tecnología de R&DCo descrita en el Anexo 3 y el Secreto Industrial del Vendedor y GFAT descrito en el Anexo 2.

(G)

Que, para el caso de que se transmitan, de forma individual o conjunta, los activos de la Planta de Puertollano titularidad de OpCo a favor de un tercero distinto de una sociedad perteneciente al grupo de sociedades al que pertenece SFS (entendiendo como grupo de sociedades lo dispuesto en el artículo 42 del Código de Comercio (el “Grupo”)), (i) el Comprador tiene la intención de asumir ciertos compromisos en relación con las  Patentes y la Tecnología de R&DCo, y (ii) GFAT y SFS tienen la intención de asumir ciertos compromisos en relación con el Secreto Industrial del Vendedor y GFAT, todo ello según lo dispuesto en el presente contrato.

(H)

Que, con fecha de hoy, las Partes y OpCo han suscrito un mandato de venta y acuerdo de colaboración para la venta de la totalidad de los activos de la Planta de Puertollano titularidad de OpCo y de las participaciones sociales de R&DCo titularidad de SFS (el “Mandato de Venta”).

(I)

Que, con fecha de hoy, OpCo ha otorgado a favor de Aurinka un derecho de tanteo sobre los activos de la Planta de Puertollano identificados en el Anexo 1 al Mandato de Venta  (los “Activos”) y SFS ha otorgado a favor de Aurinka un derecho de tanteo sobre las participaciones sociales de R&DCo (las “Participaciones”) de las que es titular (los derechos de tanteo sobre los Activos y las Participaciones señalados anteriormente, en adelante, serán conjuntamente denominados los “Derechos de Tanteo”).

En  virtud de lo anterior, las Partes, reconociéndose mutuamente capacidad para ello, acuerdan suscribir el presente contrato de compraventa de las Patentes a favor del Comprador y  de promesa de licencia de uso de las Patentes, la Tecnología de R&DCo y el Secreto Industrial del Vendedor y GFAT (en adelante, el “Contrato”),  con sujeción a las siguientes

CLÁUSULAS

1	Compraventa de las Patentes
1.1	Venta y transmisión de las Patentes

En los términos y condiciones establecidos en el presente Contrato, el Vendedor vende y transmite al Comprador, que compra y adquiere, las Patentes de las que es titular y que se detallan en el Anexo 1 del presente Contrato.

1.2	Título de compraventa

La presente transmisión y venta de las Patentes resulta por este acto.

1.3	Actuaciones adicionales

El Comprador y el Vendedor se comprometen a realizar las actuaciones que sean necesarias frente a cualquier organismo público o privado competente, incluyendo las oficinas de patentes de los países (o regiones) en las que las Patentes están registradas, y a firmar los documentos públicos y privados pertinentes a los efectos de asegurar (i) la plena transmisión de las Patentes a favor del Comprador,  y  (ii) de dar cumplimiento a lo previsto en este Contrato.

2	Precio y forma de pago

El precio total acordado entre las Partes para la compraventa de los Derechos de PI asciende a UN EURO (1 €) (el "Precio de Compra") que se satisface en este momento en efectivo metálico, otorgando el Vendedor en este acto la más formal y firme carta de pago.

3	Otorgamiento de licencia sobre las Patentes a favor de SFS

En caso de que, en cualquier momento, SFS desee que se otorgue una licencia de uso y explotación sobre las Patentes, lo deberá solicitar al Comprador, quien decidirá en ese momento acerca de la concesión de la referida licencia.

4	Otorgamiento de licencias de uso y explotación sobre las Patentes, la Tecnología de R&DCo y el Secreto Industrial del Vendedor y GFAT
4.1	Licencia sobre las Patentes y la Tecnología de R&DCo
4.1.1

En caso de que un tercero distinto de una sociedad del Grupo del Vendedor adquiera los Activos y, en su caso, las Participaciones, el Comprador se compromete a otorgar al adquiriente de los Activos (el “Licenciatario”) una licencia de uso sobre las Patentes que se describen en el Anexo  1 y sobre la Tecnología de R&DCo que se describe en el Anexo 3 del presente Contrato (las “Licencias de Uso de las Patentes y la Tecnología de R&DCo”).

4.2	Licencia sobre el Secreto Industrial del Vendedor y GFAT
4.2.1

GFAT  y SFS (en adelante, conjuntamente denominadas los “Licenciantes”) se comprometen a otorgar al Licenciatario, siempre que previamente haya adquirido los Activos, una licencia de uso sobre el Secreto Industrial del Vendedor y GFAT que se describe en el Anexo 2 del presente Contrato (la “Licencia de Uso de los Secretos Industriales a favor del Licenciatario”).

En adelante, las Licencias de Uso de las Patentes y la Tecnología de R&DCo y la Licencia de Uso de los Secretos Industriales serán conjuntamente denominadas las “Licencias”.

4.3	Condiciones, duración y ámbito territorial de las Licencias

Las Licencias se concederán a largo plazo, en exclusiva, limitadas a su uso para la producción de silicio de calidad solar por la vía metalúrgica, se extenderán a todo el territorio mundial y no podrán ser sublicenciadas sin el permiso expreso y por escrito de los licenciantes titulares de las mismas.

4.4	Duración del compromiso de otorgamiento de promesa de Licencias

Los compromisos asumidos por las Partes en relación con el otorgamiento de las Licencias al adquirente de los Activos estarán en vigor hasta el 30 de diciembre de 2020, inclusive. Por tanto, si llegado el 31 de diciembre de 2020 no se hubieran transmitido los Activos a un tercero, la obligación de las Partes de otorgar las Licencias quedará extinguida a todos los efectos legales oportunos.

5	Compromisos adicionales asumidos por las Partes
5.1	El Comprador, con efectos a partir de la presente fecha, se compromete expresa e irrevocablemente a:
(i)	mantener la plena propiedad y titularidad de las Patentes;
(ii)	mantener las Patentes en perfecto estado y libres de toda carga, gravamen, opción o restricción de cualquier clase o naturaleza;
(iii)	no otorgar ninguna licencia ni ningún derecho de uso de ninguna naturaleza en relación con las Patentes a favor de ningún tercero, a excepción de lo dispuesto en el apartado (iv) siguiente;
(iv)

otorgar a favor del Licenciatario, con efectos a partir del día en que el Licenciatario adquiera los Activos y, en su caso, las Participaciones, las Licencias de Uso de las Patentes y la Tecnología de R&DCo en términos y condiciones de mercado; y

(v)

suscribir con el Licenciatario el correspondiente acuerdo de licencia sobre las Patentes simultáneamente o con anterioridad al momento en el que el Licenciatario adquiera los Activos y, en su caso, las Participaciones, todo ello a fin de permitirle a dicho Licenciatario en todo momento el pacífico uso y explotación de las Patentes.

5.2	GFAT y SFS se comprometen expresa e irrevocablemente a:
(i)	mantener la plena propiedad y titularidad del Secreto Industrial del Vendedor y GFAT titularidad de cada una de ellas;
(ii)

otorgar a favor del Licenciatario, con efectos a partir del día en que el Licenciatario adquiera los Activos y, en su caso, las Participaciones, las Licencias de Uso de los Secretos Industriales en términos y condiciones de mercado; y

(iii)

suscribir con el Licenciatario el correspondiente acuerdo de licencia sobre el Secreto Industrial del Vendedor y GFAT simultáneamente o con anterioridad al momento en el que el Licenciatario adquiera los Activos y, en su caso, las Participaciones, todo ello a fin de permitirle a dicho Licenciatario en todo momento el pacífico uso y explotación del Secreto Industrial del Vendedor y GFAT.

5.3	Determinación de los términos y condiciones de mercado para la transmisión de las Licencias

En caso de que las Partes, o alguna de ellas, dentro de los veinte  (20) días hábiles siguientes a aquél en que reciban una oferta vinculante de adquisición de los Activos por parte de un tercero (la “Oferta”), no alcanzasen un acuerdo en relación con el precio y demás términos y condiciones de mercado de las Licencias, Aurinka y Blue Power deberán designar a un experto independiente (ambas entidades designarán al mismo experto independiente) y GFAT y SFS designarán a otro experto independiente (ambas entidades designarán al mismo experto independiente) para que ambos expertos fijen el precio y demás términos y condiciones de mercado en los que se deberán otorgar dichas Licencias, teniendo en cuenta, entre otros aspectos, las condiciones bajo las cuales se otorgarán las Licencias de conformidad con lo establecido en la Cláusula 4.3  del Contrato.

Los expertos independientes designados deberán fijar el valor de mercado y los términos y condiciones de mercado de las Licencias a otorgar en el plazo de veinte (20) días hábiles a contar desde aquél en que se hubiera recibido la Oferta. GFAT, SFS, Aurinka y Blue Power serán responsables de que el experto independiente designado por cada una de ellas cumpla con el plazo señalado anteriormente.

Una vez ambos expertos independientes determinen, de conformidad con lo señalado anteriormente, (i) el valor de mercado de las Licencias a otorgar, se entenderá a todos los efectos previstos en este Contrato que el valor de mercado de las Licencias será la media aritmética de los valores establecidos por ambos expertos, siempre que las valoraciones dadas por ambos expertos no difieran al alza o a la baja en más de un veinte por ciento (20%); y (ii) los términos y condiciones de mercado bajo los cuales deban otorgarse las Licencias, aquéllos que sean más favorables para todos los licenciantes se entenderán que son los términos y condiciones de mercado bajo los cuales deban otorgarse las Licencias.

Si por cualquier causa alguno de los expertos independientes designados se retrasase en la evacuación de su informe más allá del plazo señalado anteriormente, únicamente se tomará en cuenta, a los efectos de lo previsto en esta Cláusula, el informe del experto independiente que hubiera llegado dentro del plazo fijado.

En caso de los valores de mercado de las Licencias ofrecidos por los expertos independientes difieran en más de un treinta y cinco por ciento (35%) y/o no se alcance un acuerdo acerca de cuáles son los términos y condiciones de mercado en los que se deberán otorgar las Licencias, los expertos independientes nombrados según lo dispuesto anteriormente deberán, a su vez, nombrar a un tercer experto independiente, el cual fijará tanto el valor de mercado de las Licencias como los términos y condiciones de mercado bajo los cuales habrán de otorgarse dichas Licencias, siendo la opinión emitida en su informe vinculante para los Licenciantes, Aurinka, Blue Power y el Comprador.

Todo lo previsto anteriormente será vinculante para los Licenciantes, Aurinka, Blue Power y el Comprador.

6	Manifestaciones y garantías de las Partes

Las Partes manifiestan, garantizan y responden de la veracidad, exactitud, completitud e integridad de todas y cada una de las declaraciones, manifestaciones y garantías realizadas en este Contrato y que las mismas no contienen ni omiten ninguna mención que pudiera hacer que su contenido resulte en modo alguno incierto, incorrecto, incompleto o inexacto.

Todas y cada una de las manifestaciones y garantías de las Partes son veraces, exactas, íntegras y completas en la fecha de suscripción del Contrato.

6.1	Manifestaciones y garantías del Vendedor

El Vendedor manifiesta y garantiza al Comprador lo siguiente:

6.1.1	El Vendedor es una persona jurídica debidamente constituida e inscrita en el Registro Mercantil de Madrid y con capacidad legal con arreglo a la legislación española.
6.1.2

El Vendedor tiene plena capacidad para formalizar y cumplir este Contrato, cuya suscripción o ejecución no infringe ninguna ley, disposición administrativa, acuerdo, contrato o compromiso por el que cualquiera de ellos esté vinculado, ni tampoco otorga el derecho a terceros a suspender, modificar, revocar, resolver, extinguir o rescindir cualesquiera contratos o acuerdos haya suscrito con cualquier tercero o hayan suscrito cualesquiera terceros en su favor.

6.1.3	El Vendedor es titular de las Patentes.
6.1.4

Las Patentes se encuentran, y así se transmiten, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda carga, afección, gravamen, opción, restricción, limitación o derecho en favor de persona alguna y responsabilidad, y con todos los derechos inherentes a los mismos.

6.2	Manifestaciones y garantías del Comprador

El Comprador manifiesta y garantiza al Vendedor los siguientes extremos:

6.2.1	El Comprador es una compañía debidamente constituida y con capacidad legal con arreglo a la legislación de su lugar de constitución.
6.2.2

El Comprador tiene plena capacidad para formalizar y cumplir este Contrato, cuya suscripción o ejecución no infringe ninguna ley, disposición administrativa, acuerdo, contrato o compromiso por el que cualquiera de ellos esté vinculado, ni tampoco otorga el derecho a terceros a suspender, modificar, revocar, resolver, extinguir o rescindir cualesquiera contratos o acuerdos haya suscrito con cualquier tercero o hayan suscrito cualesquiera terceros en su favor.

6.2.3

Que la Tecnología R&DCo y todos los elementos que la integran, se encuentran, y así se licenciarán, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda limitación y responsabilidad, y con todos los derechos inherentes a los mismos.

6.2.4

Con efectos a partir del momento en que el Comprador devenga titular de las Patentes, el Comprador manifiesta que las Patentes se encuentran, y así se licencian, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda carga, afección, gravamen, opción, restricción, limitación o derecho en favor de persona alguna y responsabilidad, y con todos los derechos inherentes a las mismas.

6.3	Manifestaciones y garantías de los Licenciantes

Los Licenciantes manifiestan y garantizan entre sí y a las restantes Partes lo siguiente:

6.3.1	Los Licenciantes son personas jurídicas debidamente constituidas e inscritas en el Registro Mercantil de Madrid y con capacidad legal con arreglo a la legislación española.
6.3.2

Los Licenciantes tienen plena capacidad para formalizar y cumplir este Contrato, cuya suscripción o ejecución no infringe ninguna ley, disposición administrativa, acuerdo, contrato o compromiso por el que cualquiera de ellos esté vinculado, ni tampoco otorga el derecho a terceros a suspender, modificar, revocar, resolver, extinguir o rescindir cualesquiera contratos o acuerdos haya suscrito con cualquier tercero o hayan suscrito cualesquiera terceros en su favor.

6.3.3	Los Licenciantes son titulares del Secreto Industrial del Vendedor y GFAT, según se indica en el Anexo 2 al presente Contrato.
6.3.4

El Secreto Industrial del Vendedor y GFAT y todos los elementos que lo integran, se encuentran, y así se licenciarán, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda limitación y responsabilidad, y con todos los derechos inherentes a los mismos.

Las manifestaciones y garantías otorgadas por las Partes se entienden referidas a la fecha del presente Contrato.

7	Régimen de responsabilidad de las Partes

Las Partes se comprometen a indemnizarse y a mantenerse indemnes por cualquier daño o perjuicio que pudiese sufrir cualquiera de ellas en relación con, o como consecuencia de, cualquier incumplimiento de sus obligaciones contempladas en el presente Contrato y por cualquier falsedad o inexactitud de las manifestaciones y garantías realizadas conforme a la Cláusula 6 anterior.

8	Procedimiento de reclamación
8.1	Reclamaciones frente a las Partes

Tan pronto como tenga conocimiento de ello, la Parte perjudicada notificará a la Parte incumplidora la existencia de cualquier daño o perjuicio que, en su opinión, dé derecho, o pudiera dar derecho, a una indemnización, así como la cantidad a abonar a la Parte perjudicada por dicho concepto, si fuera posible su determinación. La Parte incumplidora dispondrá de un plazo máximo de diez (10) días hábiles para manifestar su posición con respecto al requerimiento de la Parte perjudicada.

La falta de respuesta de la Parte incumplidora dentro del plazo indicado equivaldrá a su conformidad con el requerimiento y a su obligación de indemnizar a la Parte perjudicada dentro del plazo de un mes a contar desde al transcurso del plazo de diez (10) días hábiles señalado en el párrafo precedente.

A falta de acuerdo entre la Parte perjudicada y la Parte incumplidora en un plazo de quince (15) días naturales sobre la existencia o inexistencia de la obligación de indemnizar o, en su caso, sobre el importe del daño efectivamente sufrido por la Parte perjudicada, la discrepancia deberá ser sometida a la jurisdicción competente de conformidad con lo dispuesto en la Cláusula 14.2 posterior.

9	Confidencialidad

Salvo exigencia legal en contrario, las Partes conservarán en la más estricta confidencialidad la existencia y los términos del presente Contrato y no utilizarán o expondrán su contenido en relación con ninguna otra finalidad distinta de la formalización entre las Partes y ejecución de la compraventa y licencia de uso.

Lo anteriormente indicado respecto de las Partes no será de aplicación en el supuesto en que concurra alguna de las siguientes circunstancias:

(a)	cuando la revelación de la información confidencial venga exigida por ley, por una Administración Pública o una autoridad judicial en el cumplimiento de sus funciones o por la normativa aplicable;
(b)	cuando la información sea de carácter notorio o de conocimiento público (por causa distinta a un incumplimiento de lo aquí dispuesto); o
(c)	en el supuesto en que alguna de las Partes deba dar a conocer la información confidencial para dar cumplimiento a las obligaciones asumidas en el presente Contrato.
10	Notificaciones

Cualesquiera notificaciones y comunicaciones que deban realizarse las Partes entre sí en relación con el presente Contrato se considerarán debidamente efectuadas si (i) se realizan por escrito; (ii) han sido remitidas por correo certificado con acuse de recibo, burofax o cualquier otro medio escrito que acredite su recepción, siempre que se remitan a las direcciones postales de cada una de las Partes que se indican a continuación:

Para Silicio FerroSolar, S.L.U. y Grupo FerroAtlántica, S.A.U.

A/A:	D. Pedro Larrea Paguaga
Dirección: E-mail:	Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid pedro.larrea@ferroglobe.com

Para Ferrosolar R&D, S.L., Aurinka Photovoltaic Group, S.L. y Blue Power Corporation, S.L.

A/A:	D. Benjamín Llaneza Caruana
Dirección: E-mail:	Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid bllaneza@aurinkapv.com
11	Gastos e impuestos

Cada una de las Partes asumirá los gastos en que hubiera incurrido derivados de la suscripción y formalización en escritura pública de este Contrato y los impuestos que sean de aplicación serán sufragados por el Comprador.

12	Miscelánea
12.1	Protección de Datos Personales

Los datos de carácter personal facilitados por las Partes al amparo del Contrato serán incorporados a uno o varios ficheros de datos de carácter personal. Las personas cuyos datos aparezcan en los citados ficheros podrán hacer ejercicio de los derechos de acceso, rectificación, cancelación y oposición mediante solicitud escrita, firmada y dirigida a la otra Parte, a la dirección que este determine en las notificaciones que deban realizarse de acuerdo con lo establecido en el Contrato. Las Partes informarán a las diferentes personas físicas afectadas de la cesión de sus datos de carácter personal en los términos previstos en la Normativa de Protección de Datos Personales, con ocasión del envío de las notificaciones que deban realizar de conformidad con lo estipulado en el presente Contrato.

Una vez que los datos hayan sido obtenidos por alguna de las Partes, la misma será responsable del cumplimiento de las obligaciones legales relativas al tratamiento de dichos datos desde su propia base de datos y de conformidad con la Normativa de Protección de Datos Personales.

12.2	Formalización en documento público

Las Partes acuerdan que, en unidad de acto con la suscripción el presente Contrato, éste se eleve a público ante el Notario que al efecto designe el Comprador. Los gastos e impuestos derivados de la elevación a público del presente Contrato se satisfarán por el Comprador.

12.3	Interpretación y modificación

Este Contrato constituye la totalidad del acuerdo alcanzado entre las Partes respecto del objeto del mismo, reemplazando y dejando sin efecto lo dispuesto en cualesquiera pactos anteriores entre las Partes en relación con la misma materia en tanto que sean contradictorios con lo aquí dispuesto.

Cualquier modificación de este Contrato habrá de realizarse por las Partes de mutuo acuerdo y formalizarse por escrito, cumpliendo, como mínimo, con las mismas formalidades con que se ha dotado a la suscripción del presente Contrato.

12.4	Renuncia

Cualquier renuncia de cualquiera de los derechos o facultades derivados del Contrato por cualquiera de las Partes deberá realizarse por escrito. La omisión por cualquiera de las Partes a exigir el estricto cumplimiento de cualquier término contractual en una o más ocasiones no podrá ser considerada en ningún caso como renuncia, ni privará a esa Parte del derecho a exigir el estricto cumplimiento de la/s obligación/es contractual/es a posteriori.

12.5	Nulidad

La invalidez, ilegalidad o inejecutabilidad total o parcial de cualquiera de las Cláusulas de este Contrato no afectará o impedirá la vigencia y validez de aquella parte de la misma que no sea inválida, ilegal o inejecutable o de las restantes que permanecerán con plena validez y eficacia. No obstante lo anterior, la Cláusula o Cláusulas inválidas o inejecutables serán interpretadas y cumplidas (en la medida posible) de acuerdo con la intención inicial de las Partes.

12.6	Computo de plazos

Salvo cuando expresamente se estableciera lo contrario en este Contrato: (i) los plazos expresados en “días” se refieren a días naturales, contados a partir del día natural inmediatamente siguiente al del inicio del cómputo, inclusive, hasta el último día natural del plazo, inclusive; (ii) los plazos expresados en “días hábiles” se refieren a días hábiles en la ciudad de Madrid. En este sentido, no computarán aquellos días que no fueran hábiles conforme al calendario de Madrid; y, (iii) los plazos expresados en meses o años se contarán de fecha a fecha desde el día de inicio del cómputo hasta el mismo día del último del plazo (ambos incluidos), salvo que en el último mes o año del plazo no existiese tal fecha, en cuyo caso el plazo terminará el día inmediatamente anterior.

13	Cesión

Las Partes acuerdan que únicamente podrán ceder libremente su posición contractual, así como la totalidad o parte de sus derechos y/u obligaciones asumidos en virtud del presente Contrato, sin modificación ni excepción de clase alguna, a cualquier sociedad que forme parte de su Grupo, mediante notificación a la otra Parte realizada de conformidad con lo establecido en la Cláusula 10.

Las Partes acuerdan que no será necesario un contrato por separado para la formalización de la cesión descrita en el apartado anterior y que la misma no requerirá, para su operatividad, acciones posteriores ni la ejecución de ningún otro documento ni autorización de cualquier clase.

14	Ley aplicable y jurisdicción
14.1	Ley aplicable

El presente Contrato se regirá e interpretará de conformidad con lo dispuesto por la ley española común.

14.2	Jurisdicción

Las Partes se someten expresamente a los Juzgados y Tribunales de Madrid (Capital) para dirimir cualquier litigio que se derive de la interpretación y ejecución de este Contrato.

[Sigue Hoja de Firmas]

Y PARA QUE CONSTE Y EN PRUEBA DE CONFORMIDAD,  las Partes firman este Contrato en un sólo ejemplar para su protocolización, a un solo efecto, en el lugar y en la fecha indicados en el encabezamiento, renunciando a visar cada página.

Ferrosolar R&D, S.L.Silicio Ferrosolar, S.L.

Aurinka Photovoltaic Group, S.L.Blue Power Corporation, S.L.

Grupo FerroAtlántica, S.A.U.

Listado de Anexos

Anexo 1: Anexo 2: Anexo 3:	Listado de Patentes objeto de transmisión. Descripción del Secreto Industrial del Vendedor y GFAT. Descripción de la Tecnología de R&DCo

Anexo 1 – Listado de Patentes objeto de transmisión

•	Title: Silicon refining equipment and method for refining silicon

Inventors: Dohnomae Hitoshi

ELZABURU	Países	Nº Solicitud	Fecha solicitud	Nº Patente	Nº Publicación	Fecha publicación	Estado
EP-1307	Europa	12867534.5	03/02/2012	*	EP2810920A1	10/12/2014	En vigor
PE-7276	USA	14/374,687	03/02/2012	*	US20150068885A1	12/03/2015	En vigor
PE-7274	Japón	JP2013-556160	*	*	*	*	En vigor
PE-7275	China	201280069013.3	03/02/2012	*	CN104220370A	17/12/2014	En vigor
	España	12867534.5	03/02/2012	*	EP2810920A1	10/12/2014	En vigor

In this method for refining silicon by vacuum melting, the falling of impurity condensate from an impurity trap located above a crucible and contamination of the molten silicon are prevented. A crucible (4) for housing molten silicon (3), and a heating means (5) for heating the crucible (4) are located inside a treatment chamber (2) equipped with a vacuum pump (1); further provided are: an impurity trap having an impurity condensation unit for cooling and condensing the vapor of impurities evaporating from the liquid surface of the molten silicon; and a contamination prevention device for preventing contamination of the molten silicon, having an impurity catch unit for catching impurities when impurities trapped by the impurity trap fall.

•	Title: Method for manufacturing highly pure silicon, highly pure silicon obtained by this method, and silicon raw material for manufacturing highly pure silicon

Inventors: Tokumaru Shinji, Hiyoshi Masataka, Kondo Jiro, Dohnomae Hitoshi

ELZABURU	Países	Nº Solicitud	Fecha solicitud	Nº Patente	Nº Publicación	Fecha publicación	Estado
EP-1315	Europa	12870715.5	08/03/2012	*	EP2824070B1	14/01/2015	En vigor
PE-7297	USA	14/383,321	08/03/2012	*	US20150028268A1	29/01/2015	En trámite
PE-7296	Japón	JP2014-503378	*	*	*	*	En vigor
PE-7298	China	201280073015.X	08/03/2012	*	CN104271506A	07/01/2015	En vigor

Provided are: a method for manufacturing highly pure silicon by unidirectional solidification of molten silicon, that can inexpensively and industrially easily manufacture highly pure silicon that has a low oxygen concentration and low carbon concentration and is suitable for applications such as manufacturing solar cells; highly pure silicon obtained by this method; and silicon raw material for manufacturing highly pure silicon. A method for manufacturing highly pure silicon using molten silicon containing 100 to 1000 ppmw of carbon and 0.5 to 2000 ppmw of germanium as the raw material when manufacturing highly pure silicon by unidirectionally solidifying molten silicon raw material in a casting container, the highly pure silicon obtained by this method, and the silicon raw material for manufacturing the highly pure silicon.

•	Title: Silicon refining device

Inventors: Yutaka Kishida

ELZABURU	Países	Nº Solicitud	Fecha solicitud	Nº Patente	Nº Publicación	Fecha publicación	Estado
EP-1314	Europa	12870741.1	09/03/2012	*	EP2824071A1	14/01/2015	En vigor
PE-7294	USA	14/381,150	09/03/2012	*	US20150033798A1	05/02/2015	En vigor
PE-7293	Japón	*	*	*	*	*	En vigor
PE-7295	China	2014092200739760.	*	*	*	*	En vigor

Provided is a silicon refining device that is used when industrially producing high purity silicon by vacuum melting, has a high P removal rate and thus a high productivity, and is practical device cost-wise with a simple and cheap device configuration. This silicon refining device comprises, in a decompression vessel that is provided with a vacuum pump, a crucible that contains a metal silicon material, a heating device that heats the crucible, and a molten metal surface thermal insulation member that covers the upper portion of silicon molten metal and has an exhaust opening which has an opening area that is smaller than the silicon molten metal surface area. The molten metal surface thermal insulation member comprises a laminated insulation material which has a multilayer structure in which three or more laminates are laminated at predetermined intervals from each other, and which exhibits a radiant heat insulating function based on the multilayer structure.

•	Title: Method and device for solidifying and purifying metallic silicon

Inventors: Masahiro Tanaka, Yutaka Kishida

ELZABURU	Países	Nº Solicitud	Fecha solicitud	Nº Patente	Nº Publicación	Fecha publicación	Estado
PE-7285	China	201180055381.8	15/11/2011	CN103209924B	CN103209924A	17/07/2013	En vigor
PE-7284	Taiwan	100141293	11/11/2011	*	TW201228935	16/07/2012	En vigor

Provided are a solidification purification method for a metallic silicon and a device therefor, which can more effectively and surely remove an impurity element than ever before while keeping the productivity of a crystal high. The solidification purification method for a metallic silicon, in which a melt of metallic silicon in a mold of a solidification purification device is subjected to unidirectional solidification to remove an impurity element in the metallic silicon, includes performing heating and/or cooling of the melt such that a compositional supercooling index {VOGC=(V/G)×Cm} expressed by using a temperature gradient G on a melt side of a solidification interface, a concentration Cm of the impurity element in the melt during the solidification, and a solidification velocity V maintains a relationship of 1/10{0.59(D/m)}≤VOGC<0.59(D/m) with a critical value {0.59(D/m)} of compositional supercoiling expressed by using a gradient m of a liquidus line read from a state diagram of silicon-impurity element in the metallic silicon and a diffusion coefficient D of the impurity element.

•	Title: Silicon purification apparatus and silicon purification method

Inventors: Dohnomae Hitoshi

ELZABURU	Países	NºSolicitud	Fecha solicitud	Nº Patente	NºPublicación	Fecha publicación	Estado
PE-7269	Japón	JP2013-554143	*	*	*	*	En vigor

Provided are: a silicon purification apparatus that uses a ring-shaped thermal-insulating lid, which can be replaced while heating a crucible, as a thermal-insulating means for keeping the surface of a silicon melt at a high temperature, and has a simple structure and is easy to produce, said silicon purification apparatus being capable of continuously processing several tens of portions of charged silicon with the crucible heated as is; a silicon purification method that makes use of the silicon purification apparatus; and a purification method. The present invention pertains to a silicon purification apparatus, which is provided with, inside a depressurization chamber equipped with a vacuum pump, a graphite crucible having an opening at the upper end and accommodating silicon therein, and a heating device for heating said crucible, said silicon purification apparatus being characterized by being provided with a ring-shaped thermal-insulating lid that covers the opening of the crucible at the top of the crucible and has an exhaust opening with an area smaller than the surface of the silicon melt inside the crucible, said thermal-insulating lid being capable of being replaced during heating of the crucible in the decompression chamber. The present invention further pertains to a silicon purification method that makes use of the silicon purification apparatus.

•	Title: Metal or semiconductor melt refinement method, and vacuum refinement device Inventors: Kishida Yutaka, Dohnomae Hitoshi, Kondo Jiro

ELZABURU	Países	NºSolicitud	Fecha solicitud	Nº Patente	NºPublicación	Fecha publicación	Estado
PE-7278	Japón	JP2013-557273	*	*	*	*	En vigor

An objective of the present invention is, in refining a metal or a semiconductor melt, without impairing refining efficiency, to alleviate wear and tear commensurate with unevenness in a crucible caused by instability in melt flow, and to allow safe operation over long periods of time such that leakages from the crucible do not occur. Provided is a metal or semiconductor melt refining method, in which, by using an AC resistance heating heater as a crucible heating method, the melt is heat retained and mixed by a rotating magnetic field which is generated by the resistance heating heater. The metal or semiconductor melt refinement method and a vacuum refinement device which is optimal for the refinement method are characterized in that, in order that a fluid instability does not occur in the boundary between the melt and the bottom face of the crucible when the melt is rotated by the rotating magnetic field, with a kinematic viscosity coefficient of the melt designated ν (m2/sec), the radius of the fluid surface of the melt designated R (m), and the rotational angular velocity of the melt designated Ω (rad/sec), the operation is carried out such that the value of a Reynolds number (Re) which is defined as Re=R×(Ω/ν)^(1/2) does not exceed 600.

•	Title: Silicon melt transfer member and silicon melt transfer method

Inventors: Yutaka Kishida, Hitoshi Dohnomae, Kensuke Okazawa

ELZABURU	Países	NºSolicitud	Fecha solicitud	Nº Patente	NºPublicación	Fecha publicación	Estado
PE-7249	China	201080025161.6	08/06/2010	CN102459076B	07/01/2015	CN102459076A	En vigor

Disclosed are a simple silicon melt transfer member and a silicon melt transfer method not requiring a heating means, for use in the production of high-purity silicon used as a raw material for semiconductor elements and solar cells. The silicon melt transfer member comprises L-shaped or cylindrical members with extremely small heat capacity, the peripheries of which are protected by an insulation material with extremely small heat capacity. The total heat capacity of the transfer member is no more than 13000(J/Kg). Using this transfer member, a silicon melt is transferred at a flow volume of no less than 50(kg/min), and at a flow speed of no less than 0.1(m/sec).

•	Title: Method and removing carbon from silicon

Inventors: Hiyoshi Masataka, Kondo Jiro

ELZABURU	NºSolicitud	Fecha Solicitud	Nº Patente	NºPublicación	Fecha Publicación	Estado
PE-7290	2005-058000	02/03/2005	JP5100969B	JP2006-240914A	14/09/2006	En vigor

Problem to be solved: To provide a method for removing carbon from silicon by which the carbon concentration in silicon is simply decreased to ≤3 ppm by mass.

Solution: Silicon having the carbon concentration of ≤3 ppm by mass is obtained by keeping silicon in a fused state in an atmosphere at ≤800 Pa CO partial pressure for ≥30 minutes and then unidirectionally solidifying the silicon.

•	Title: Conveying method for silicon melt and method for conveying silicon melt.

Inventors: Kishida Yutaka, Donomae Hitoshi, Okazawa Kensuke, Tokumaru Shinji, Hiyoshi Masataka, Okajima Masaki

ELZABURU	NºSolicitud	Fecha Solicitud	Nº Patente	NºPublicación	Fecha Publicación	Estado
PE-7291	2009-137312	08/06/2009	-	JP2010-280552A	16/12/2010	En vigor

Problem to be solved: To provide a simple conveying member and transfer method for a silicon melt requiring no heating equipment in the production of high purity silicon used as the raw material for a semiconductor element and a solar cell.

Solution: The conveying member for a silicon melt is composed of an angled or cylindrical member having an extremely reduced heat capacity. The periphery thereof is protected with an insulating material having an extremely reduced heat capacity, and the total of the heat capacities in the conveying member is controlled to ≤13,000(J/Kg). By using this conveying member, a silicon melt is conveyed at a flow rate of ≥50(Kg/min) and also at a flow velocity of ≥0.1(m/sec).

Anexo 2 – Descripción del Secreto Industrial del Vendedor y GFAT

Boron Removal:

1.	Quality control of graphite and knowledge about optimal graphite qualities for silicon melting process and slag-silicon melting.
2.	Knowledge gained about manufacturing process of graphite crucible using the inner part of crucible.
3.	Operating procedures of induction furnace with graphite crucible.
4.	Slag composition to optimize boron removal.
5.	Graphite crucible thickness progress prediction model
6.	Operating procedures for skimming on the furnace with robot (including software and robot tools).
7.	Knowledge gained about refractory material used for the furnace assembly in order to avoid boron and phosphorous contamination.
8.	Knowledge gained about suction systems to recover fume particles from induction furnaces.
9.	Development of applications for the recovery of collected wastes in the baghouses of induction furnace.
10.	Detachment of free silicon from slag
11.	Mathematical model of induction furnace

Electromagnetic Solidification:

1.	[1]Operating procedures for purification of silicon by solidification using a flat low-speed electromagnetic stirring device. (Stirrer)
2.	[2]Operating procedures for purification of silicon by solidification using a cylindrical high-speed electromagnetic stirring device, including a crucible (Rotator).
3.	[3]Technical knowledge about liquid-solid separation (including automated tilting procedure and device).

1  GFAT has the right to licence or not these procedures to protect his core business at his own discretion.

2  Licence over these procedures and knowledge should include special provisions to respect rights of the manufacturer of this equipment and to avoid transfer of this technology out of the Licensee.

3  Same as footnote 2

Phosphorous removal:

4.	Operating procedures of vacuum furnace
5.	Quality control of raw materials which are used in vacuum furnace
6.

Knowledge gained about refractory material used for the vacuum operation. Further, knowledge about properties of graphite and composites which work directly with silicon in an inert atmosphere and vacuum.

7.	Technical development to use crucibles of 1200 mm diameter in present furnaces and larger size in new furnaces.
8.	Mathematical model of vacuum furnace and operating process of evaporation of impurities.

Directional Solidification:

9.	Load system of molten silicon in directional solidification furnace.
10.	Segregation of carbon from top and bottom of the ingot by decanting and flotation.
11.	Graphite moulds for directional solidification
12.	Manufacturing system of silica moulds for directional solidification.
13.	Knowledge gained about ingots cutting with diamond wire.

Hydrometallurgical Processes for silicon refining:

14.	Knowledge gained about materials and operating procedures for silicon hydrometallurgical processes.
15.	Cleaning treatment of slag traces on silicon.
16.	Surface stripping treatment on silicon.
17.	Highly contaminated silicon recycling treatments (including MG silicon fines).

Analysis:

18.	Preparation procedures of silicon samples for chemical analysis
19.	Knowledge gained about analysis of silicon samples by ICP-OES and ICP-MS.

20.	Characterization of silicon in all process stages by resistivity measurements.

Assessment, recovery and valorisation of by-products from solar silicon production:

21.	Microsilica:
a.	Manufacturing process various silicates
22.	Fines

Anexo 3 – Descripción de la Tecnología de R&DCo

Se refiere a la tecnología aportada por Blue Power Corporation, S.L. a Ferrosolar R&D, S.L. (anteriormente denominada Freeboy Sistem, S.L.) en la escritura de compraventa de tecnología y cesión contractual otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza el 23 de febrero de 2017 con el número 517 de su protocolo.